UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Chubb INA Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2457246
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Chubb INA Holdings Inc.

436 Walnut Street

Philadelphia, PA 19106

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.875% Senior Notes due 2027	The New York Stock Exchange
1.400% Senior Notes due 2031	The New York Stock Exchange

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	98-0091805
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Chubb Limited

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Guarantee by Chubb Limited with respect to	The New York Stock Exchange
0.875% Chubb INA Holdings Inc. Senior Notes due 2027
Guarantee by Chubb Limited with respect to	The New York Stock Exchange
1.400% Chubb INA Holdings Inc. Senior Notes due 2031

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-227749-01

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby consist of: (i) €575,000,000 aggregate principal amount of 0.875% Senior Notes due 2027 of Chubb INA Holdings Inc., a Delaware corporation (“Chubb INA”), and €575,000,000 aggregate principal amount of 1.400% Senior Notes due 2031 of Chubb INA (collectively, the “Notes”); and (ii) the guarantees with respect thereto (the “Guarantees”) by Chubb Limited, a Swiss–incorporated holding company (“Chubb Limited”).

Chubb INA hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated October 9, 2018 under “General Description of the Offered Securities” and “Description of Chubb INA Debt Securities and Chubb Guarantee” and in the Prospectus Supplement dated June 13, 2019 under “Description of the Notes and Guarantee,” filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2019 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-227749-01), previously filed with the Commission under the Act.

Chubb Limited hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated October 9, 2018 under “General Description of the Offered Securities” and “Description of Chubb Debt Securities and Chubb Guarantee” and in the Prospectus Supplement dated June 13, 2019 under “Description of the Notes and Guarantee,” filed with the Commission on June 17, 2019 under Rule 424(b)(2) under the Act, pursuant to a Registration Statement on Form S-3 (File No. 333-227749), previously filed with the Commission under the Act.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description

4.1	Indenture, dated as of August 1, 1999, among Chubb INA Holdings Inc. (formerly known as ACE INA Holdings Inc.), Chubb Limited (formerly known as ACE Limited) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (incorporated by reference to Exhibit 4.4 to Chubb INA Holdings Inc.’s Registration Statement on Form S-3 (No. 333-200838) filed December 10, 2014 and also incorporated by reference to Exhibit 4.4 to Chubb Limited’s Registration Statement on Form S-3 (No. 333-227749) filed October 9, 2018).

4.2	First Supplemental Indenture, dated as of March 13, 2013, to the Indenture, dated as of August 1, 1999, among Chubb INA Holdings, Inc. (formerly known as ACE INA Holdings Inc.), as Issuer, Chubb Limited (formerly known as ACE Limited), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (incorporated by reference to Exhibit 4.3 of Chubb Limited’s Current Report on Form 8-K filed March 13, 2013).

4.3	Underwriting Agreement, dated as of June 13, 2019, from Chubb INA Holdings Inc. and Chubb Limited to the underwriters named in the related terms agreement (incorporated by reference to Exhibit 1.1 of Chubb Limited’s Current Report on Form 8-K filed June 17, 2019).

4.4	Terms Agreement, dated as of June 13, 2019 among Chubb INA Holdings Inc., Chubb Limited, Merrill Lynch International, Citigroup Global Markets Limited, J.P. Morgan Securities plc, MUFG Securities EMEA plc, Wells Fargo Securities International Limited, ANZ Securities, Inc., Barclays Bank PLC, BNY Mellon Capital Markets, LLC, Credit Suisse Securities (Europe) Limited, DBS Bank Ltd., HSBC Securities (USA) Inc., ING Bank N.V., Belgian Branch, RBC Europe Limited and Standard Chartered Bank (incorporated by reference to Exhibit 1.2 of Chubb Limited’s Current Report on Form 8-K filed June 17, 2019).

4.5	Form of Officer’s Certificate related to the 0.875% Senior Notes due 2027 and 1.400% Senior Notes due 2031 (incorporated by reference to Exhibit 4.1 of Chubb Limited’s Current Report on Form 8-K filed June 17, 2019).

4.6	Form of Global Note for the 0.875% Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 of Chubb Limited’s Current Report on Form 8-K filed June 17, 2019).

4.7	Form of Global Note for the 1.400% Senior Notes due 2031 (incorporated by reference to Exhibit 4.3 of Chubb Limited’s Current Report on Form 8-K filed June 17, 2019).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 17, 2019

Chubb INA Holdings Inc.

By:	/s/ Mark Hammond
Name:	Mark Hammond
Title:	Senior Vice President & Chief Financial Officer

Date: June 17, 2019

Chubb Limited

By:	/s/ Joseph F. Wayland
Name:	Joseph F. Wayland
Title:	Executive Vice President, General Counsel &
Secretary